                                                                    EXHIBIT 4.3


===============================================================================




                                CREDIT AGREEMENT

                                      AMONG

                           NCI BUILDING SYSTEMS, INC.,
                                    BORROWER

                           NATIONSBANK OF TEXAS, N.A.,
                              ADMINISTRATIVE AGENT

                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                         ARRANGER AND SYNDICATION AGENT

                             SWISS BANK CORPORATION,
                               DOCUMENTATION AGENT

                                       AND

                            THE LENDERS NAMED HEREIN


                                  $600,000,000


                                 MARCH 25, 1998



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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1      DEFINITIONS AND TERMS..........................................1
      1.1      Definitions....................................................1
      1.2      Number and Gender of Words....................................11
      1.3      Accounting Principles.........................................11

SECTION 2      COMMITMENT....................................................12
      2.1      Facilities A, B and C.........................................12
               2.1.1    Facility A...........................................12
               2.1.2    Facility B...........................................12
               2.1.3    Facility C...........................................12
      2.2      Loan Procedure................................................13
      2.3      LC Subfacility................................................13
      2.4      Termination of Revolving Facilities...........................16

SECTION 3      TERMS OF PAYMENT..............................................16
      3.1      Notes and Payments............................................16
      3.2      Interest and Principal Payments...............................16
      3.3      Interest Options..............................................19
      3.4      Quotation of Rates............................................19
      3.5      Default Rate..................................................19
      3.6      Interest Recapture............................................19
      3.7      Interest Calculations.........................................19
      3.8      Maximum Rate..................................................19
      3.9      Interest Periods..............................................20
      3.10     Conversions...................................................20
      3.11     Order of Application..........................................20
      3.12     Right of Set-off..............................................21
      3.13     Adjustments...................................................21
      3.14     Booking Loans.................................................21
      3.15     Increased Cost and Reduced Return.............................21
      3.16     Limitation on Types of Loans..................................23
      3.17     Illegality....................................................23
      3.18     Treatment of Affected Loans...................................23
      3.19     Compensation..................................................24
      3.20     Taxes.........................................................24
      3.21     Extensions and Conversions of Facility C Termination Date.....26
      3.22     Replacement Lender............................................26

SECTION 4      FEES..........................................................26
      4.1      Treatment of Fees.............................................26
      4.2      Underwriting and Administrative Fees..........................27
      4.3      LC Fees.......................................................27
      4.4      Commitment Fee................................................27



                                       (i)

                                                                            Page
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
SECTION 5      SECURITY......................................................27
      5.1      Guaranty......................................................27
      5.2      Collateral....................................................27
      5.3      Additional Security and Guaranties............................27

SECTION 6      CONDITIONS PRECEDENT..........................................28
      6.1      General.......................................................28
      6.2      Supplements to Schedules......................................28

SECTION 7      REPRESENTATIONS AND WARRANTIES................................29
      7.1      Purpose of Credit Facility....................................29
      7.2      Corporate Existence, Good Standing, Authority and Compliance..29
      7.3      Subsidiaries..................................................29
      7.4      Authorization and Contravention...............................29
      7.5      Binding Effect................................................29
      7.6      Financial Statements; Fiscal Year.............................30
      7.7      Litigation....................................................30
      7.8      Taxes.........................................................30
      7.9      Environmental Matters.........................................30
      7.10     Employee Plans................................................31
      7.11     Properties; Liens.............................................31
      7.12     Location......................................................31
      7.13     Government Regulations........................................31
      7.14     Transactions with Affiliates..................................31
      7.15     Debt..........................................................31
      7.16     Material Agreements...........................................31
      7.17     Insurance.....................................................31
      7.18     Labor Matters.................................................31
      7.19     Solvency......................................................32
      7.20     Trade Names...................................................32
      7.21     Intellectual Property.........................................32
      7.22     Full Disclosure...............................................32
      7.23     Acquisition...................................................32

SECTION 8      AFFIRMATIVE COVENANTS.........................................33
      8.1      Items to be Furnished.........................................33
      8.2      Use of Proceeds...............................................34
      8.3      Books and Records.............................................34
      8.4      Inspections...................................................34
      8.5      Taxes.........................................................34
      8.6      Payment of Obligations........................................34
      8.7      Expenses; Indemnification.....................................34
      8.8      Maintenance of Existence, Assets, and Business................35
      8.9      Insurance.....................................................36
      8.10     Preservation and Protection of Rights.........................36
      8.11     Environmental Laws............................................36



                                   (ii)

                                                                            Page
                                                                            ----
      8.12     Subsidiaries..................................................36

SECTION 9      NEGATIVE COVENANTS............................................36
      9.1      Taxes.........................................................36
      9.2      Payment of Obligations........................................36
      9.3      Employee Plans................................................36
      9.4      Debt..........................................................36
      9.5      Liens.........................................................37
      9.6      Transactions with Affiliates..................................37
      9.7      Compliance with Laws and Documents............................37
      9.8      Loans, Advances and Investments...............................37
      9.9      Dividends and Distributions...................................38
      9.10     Sale of Assets................................................38
      9.11     Mergers and Dissolutions......................................38
      9.12     Assignment....................................................38
      9.13     Fiscal Year and Accounting Methods............................38
      9.14     New Businesses................................................38
      9.15     Government Regulations........................................38
      9.16     Tax Sharing Agreements........................................39

SECTION 10     FINANCIAL COVENANTS...........................................39
      10.1     Minimum Net Worth.............................................39
      10.2     Maximum Leverage Ratio........................................39
      10.3     Maximum Senior Debt Ratio.....................................39
      10.4     Minimum Fixed Charge Coverage Ratio...........................40

SECTION 11     DEFAULT.......................................................40
      11.1     Payment of Obligation.........................................40
      11.2     Covenants.....................................................40
      11.3     Debtor Relief.................................................40
      11.4     Judgments and Attachments.....................................41
      11.5     Government Action.............................................41
      11.6     Misrepresentation.............................................41
      11.7     Ownership of Other Companies..................................41
      11.8     Default Under Other Agreements................................41
      11.9     LCs...........................................................41
      11.10    Validity and Enforceability of Loan Documents.................41
      11.11    Change of Control.............................................41



                                   (iii)

                                                                            Page
                                                                            ----
SECTION 12     RIGHTS AND REMEDIES...........................................42
      12.1     Remedies Upon Default.........................................42
      12.2     Company Waivers.  ............................................42
      12.3     Performance by Agent..........................................42
      12.4     Not in Control................................................43
      12.5     Course of Dealing.............................................43
      12.6     Cumulative Rights.............................................43
      12.7     Application of Proceeds.......................................43
      12.8     Diminution in Value of Collateral.............................43
      12.9     Certain Proceedings...........................................43

SECTION 13     AGREEMENT AMONG LENDERS.......................................43
      13.1     Appointment, Powers, and Immunities of Agent..................43
      13.2     Reliance by Agent.............................................44
      13.3     Defaults......................................................44
      13.4     Rights as Lender..............................................44
      13.5     Indemnification...............................................45
      13.6     Non-Reliance on Agent and Other Lenders.......................45
      13.7     Resignation of Agent..........................................45
      13.8     Relationship of Lenders.......................................45
      13.9     Collateral Matters............................................46
      13.10    Benefits of Agreement.........................................46

SECTION 14     MISCELLANEOUS.................................................46
      14.1     Headings......................................................46
      14.2     Nonbusiness Days; Time........................................47
      14.3     Communications................................................47
      14.4     Form and Number of Documents..................................47
      14.5     Exceptions to Covenants.......................................47
      14.6     Survival......................................................47
      14.7     Governing Law.................................................47
      14.8     Invalid Provisions............................................47
      14.9     Venue; Service of Process; Jury Trial.........................48
      14.10    Amendments, Consents, Conflicts and Waivers...................48
      14.11    Multiple Counterparts.........................................49
      14.12    Successors and Assigns; Assignments and Participations........49
      14.13    Discharge Only Upon Payment in Full; Reinstatement in Certain
               Circumstances.................................................51
      14.14    Entirety......................................................51



                                      (iv)

                             SCHEDULES AND EXHIBITS
                             ----------------------
Schedule 1                 Addresses, Commitments and Wiring Information
Schedule 6                 Conditions Precedent
Schedule 7.2               Jurisdictions of Incorporation and Business
Schedule 7.3               Corporate Structure
Schedule 7.7               Material Litigation
Schedule 7.9               Environmental Matters
Schedule 7.11              Permitted Liens
Schedule 7.12              Chief Executive Offices
Schedule 7.14              Material Transactions with Affiliates
Schedule 7.15              Permitted Debt
Schedule 7.20              Trade Names
Schedule 9.8               Existing Investments

Exhibit A                  Facility A Note (Revolving Credit)
Exhibit B                  Facility B Note (Term Loan)
Exhibit C                  Facility C Note (364-day Revolving Facility)
Exhibit D                  Guaranty
Exhibit E                  Loan Request
Exhibit F                  Conversion Request
Exhibit G                  LC Request
Exhibit H                  Compliance Certificate
Exhibit I                  Assignment and Acceptance
Exhibit J                  Pledge Agreement
Exhibit K                  Assignment of Partnership Interests
Exhibit L                  Legal Opinion



                                       (v)

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of March 25, 1998, among NCI Building Systems, Inc., a Delaware corporation ("Borrower"), the Lenders (defined below), NationsBank of Texas, N.A., as Administrative Agent for itself and the other Lenders ("Agent"), NationsBanc Montgomery Securities LLC, as Arranger and Syndication Agent, and Swiss Bank Corporation, as Documentation Agent.

         Borrower has requested Lenders to extend credit not to exceed an aggregate principal amount of $600,000,000, to be allocated as follows:

         A.  A revolving facility of up to $200,000,000 ("Facility A");

         B. A term loan in the principal amount of up to $200,000,000 ("Facility B"); and

         C.  A 364-day revolving facility of up to $200,000,000 ("Facility C").

Lenders are willing to extend the requested credit on the terms and conditions of this Agreement. Accordingly, the undersigned agree as follows:

SECTION 1    DEFINITIONS AND TERMS.

         1.1 Definitions.  As used in the Loan Documents:

         ACQUISITION means the purchase by Borrower of the stock of Amatek pursuant to the Purchase Agreement.

         ADJUSTED EURODOLLAR RATE means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the sum of (a) the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period, plus (b) the Applicable Margin.

         AFFILIATE of a Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, that Person. For purposes of this definition, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies (whether through ownership of voting securities, or other ownership interests, by contract, or otherwise).

         AGENT means NationsBank of Texas, N.A., a national banking association, and its successor or successors as agent for Lenders under this Agreement.

         AGREEMENT means this Credit Agreement, as amended, supplemented or restated from time to time.

         AMATEK means Amatek Holdings, Inc., a Texas corporation.

         APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

         APPLICABLE MARGIN means, on any day, the interest margin over the Base Rate or the Eurodollar Rate, as the case may be, based on the ratio of Funded Debt to EBITDA, as follows:


==========================================================================================
                   RATIO OF FUNDED DEBT                   APPLICABLE           APPLICABLE
                         TO EBITDA                        MARGIN FOR           MARGIN FOR
                                                          BASE RATE            EURODOLLAR
                                                            LOANS                LOANS
------------------------------------------------------------------------------------------
Greater than 3.75 to 1.0                                    0.500%               2.000%
------------------------------------------------------------------------------------------
Less than or equal to 3.75 to 1.0, but greater than         0.250%               1.750%
3.25 to 1.0
------------------------------------------------------------------------------------------
Less than or equal to 3.25 to 1.0, but greater than           0%                 1.375%
2.5 to 1.0
------------------------------------------------------------------------------------------
Less than or equal to 2.5 to 1.0, but greater than            0%                 1.000%
2.0 to 1.0
------------------------------------------------------------------------------------------
Less than or equal to 2.0 to 1.0                              0%                 0.750%
==========================================================================================

The ratio of Funded Debt to EBITDA is determined from the Current Financials and any related Compliance Certificate. EBITDA is calculated for the most recently-completed four fiscal quarters of Borrower (using pro forma combined information for the Companies and Amatek and its Subsidiaries for any fiscal period (or portion thereof) of Borrower prior to the Acquisition included in the calculation) and Funded Debt is calculated as of the last day of such four fiscal quarter period. The Applicable Margin, as adjusted to reflect such calculations, shall become effective on the first day following the last day of the four fiscal quarter period for which such calculation is made, notwithstanding that Current Financials are delivered, and the calculations are actually made, at a later date. If Borrower fails to timely furnish to Agent the Current Financials and any related Compliance Certificate or, if for some other reason, a new Applicable Margin for a current period cannot be calculated, then the Applicable Margin in effect on the last day of the last four fiscal quarter period for which EBITDA was calculated shall remain in effect until a new Applicable Margin can be calculated, which new Applicable Margin shall become effective as provided in the immediately preceding sentence. Notwithstanding the foregoing, the ratio of Funded Debt to EBITDA shall be deemed to be (a) less than 2.00 to 1.0 until consummation of the Acquisition, and (b) thereafter, greater than 3.75 to 1.0, in each case, until delivery of Current Financials (and any related Compliance Certificate) for the fiscal quarter of Borrower ending July 31, 1998.

         APPLICABLE PERCENTAGE means, on any day, the commitment fee percentage applicable under Section 4 based on the ratio of Funded Debt to EBITDA, as follows (calculated in accordance with the definition of "Applicable Margin"):

===============================================================================
                           RATIO OF FUNDED DEBT                    APPLICABLE
                                 TO EBITDA                         PERCENTAGE
-------------------------------------------------------------------------------
Greater than 3.75 to 1.0                                             0.500%
-------------------------------------------------------------------------------
Less than or equal to 3.75 to 1.0, but greater than 3.25 to 1.0      0.500%
-------------------------------------------------------------------------------
Less than or equal to 3.25 to 1.0, but greater than 2.5 to 1.0       0.375%
-------------------------------------------------------------------------------
Less than or equal to 2.5 to 1.0, but greater than 2.0 to 1.0        0.300%
-------------------------------------------------------------------------------
Less than or equal to 2.0 to 1.0                                     0.250%
===============================================================================

         ASSIGNMENT OF PARTNERSHIP INTERESTS means an assignment substantially in the form of EXHIBIT K.

         BASE RATE means, for any day, the rate per annum equal to the sum of
(a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         BASE RATE LOANS means Loans that bear interest at rates based upon the Base Rate.

         BORROWER is defined in the preamble to this Agreement.

         BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by Law to be closed in Texas or New York and (b) for purposes of any Eurodollar Loan, a day that satisfies the requirements of clause (a) and is a day that commercial banks are open for domestic or international business in London.

         CAPITAL LEASE means any capital lease or sublease that has been capitalized on a balance sheet.

         CODE means the Internal Revenue Code of 1986, as amended, and related rules and regulations.

         COLLATERAL is defined in SECTION 5.2.

         COMMITMENT USAGE means, at any time, for each Lender, the sum of its Facility A Commitment Usage, its Facility B Principal Debt, and its Facility C Principal Debt.

         COMMITMENT means the amounts (which are subject to reduction and cancellation as provided in this Agreement) stated beside a Lender's name for Facility A, Facility B and Facility C on SCHEDULE 1 as most recently amended under this Agreement.

         COMPANY or COMPANIES means, at any time, Borrower and each of its Subsidiaries.

         COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT H and signed by a Responsible Officer.

         CONTINUE, CONTINUATION, and CONTINUED shall refer to the continuation pursuant to SECTION 3.9 or SECTIONS 3.15 through 3.19 of a Loan of one Type as a Loan of the same Type from one Interest Period to the next Interest Period.

         CONVERT, CONVERSION, and CONVERTED shall refer to a conversion pursuant to SECTION 3.10 or Sections 3.15 through 3.19 of one Type of Loan into another Type of Loan.

         CONVERSION REQUEST means a request substantially in the form of EXHIBIT F.

         CURRENT FINANCIALS means, at any time, the consolidated Financial Statements of Borrower and its Subsidiaries most recently delivered to Agent under SECTIONS 8.1(a) or 8.1(b), as the case may be.

         DEBT means (without duplication), for any Person, (a) all obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, (b) liabilities secured (or for which the holder of the Debt has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, and (d) all guaranties, endorsements and other contingent obligations with respect to obligations of others of the types described in clauses (a), (b) and (c) above.

         DEBTOR RELIEF LAWS means Title 11 of the U.S. Code and all other applicable state or federal liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar Laws affecting creditors' Rights in effect from time to time.

         DEFAULT is defined in SECTION 11.

         DEFAULT RATE means an annual rate of interest equal from day to day to the lesser of (a) the rate otherwise applicable under this Agreement (or if no rate is otherwise specified by this Agreement, then the Base Rate plus the Applicable Margin) plus 2% and (b) the Maximum Rate.

         DETERMINING LENDERS means any combination of Lenders holding more than
(a) 51% of the Total Commitments, if no Principal Debt or LC Exposure is outstanding, or (b) 51% of the Total Commitment Usage if any Principal Debt or LC Exposure is outstanding.

         DISTRIBUTION means, with respect to any shares of any capital stock or other equity securities or other interests issued by a Person, (a) the retirement, redemption, purchase or other acquisition for value of those securities by such Person, (b) the declaration or payment of any dividend on or with respect to those securities by such Person, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

         EBITDA means, in respect of any period, the following (calculated on a consolidated basis for the Companies in accordance with GAAP): net income before interest expenses, Taxes, non-cash operating charges (such as depreciation and amortization expense), non-cash charges in respect of pension and retiree benefits, and extraordinary gains and losses; provided that, with respect to Amatek and its Subsidiaries, EBITDA shall include amounts expended for corporate overhead and executive employee compensation during the three fiscal quarters of Amatek preceding the Acquisition and the fiscal quarter of Amatek in which the Acquisition is consummated.


         EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company.

         ENDING CALENDAR MONTH is defined in SECTION 3.9.

         ENVIRONMENTAL LAW means any Law that relates to the pollution or protection of the environment or to Materials of Environmental Concern.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and related rules and regulations.

         EURODOLLAR LOANS means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

         EURODOLLAR RATE means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         EXISTING BANK DEBT means all obligations of the Companies under the Credit Agreement dated as of March 12, 1993, as amended.

         FACILITIES means Facility A, Facility B and Facility C.

         FACILITY A is defined in the preamble to this Agreement.

         FACILITY A COMMITMENT means, at any time, the sum of all Commitments for all Lenders under Facility A (as reduced or canceled under this Agreement) then in effect.

         FACILITY A COMMITMENT USAGE means, at any time, the sum of the Facility A Principal Debt plus the LC Exposure.

         FACILITY A NOTE means a promissory note substantially in the form of EXHIBIT A.

         FACILITY A PRINCIPAL DEBT means, at any time, the unpaid principal balance of all Loans under Facility A.

         FACILITY A TERMINATION DATE means the earlier of (a) July 1, 2003, and
(b) the effective date that Lenders' commitments to lend under Facility A are otherwise canceled or terminated in accordance with this Agreement.

         FACILITY B is defined in the preamble to this Agreement.

         FACILITY B COMMITMENT means, at any time, the sum of all Commitments for all Lenders under Facility B (as reduced or canceled under this Agreement) then in effect.

         FACILITY B MATURITY DATE means the earlier of (a) July 1, 2003, or (b) the acceleration of maturity of Facility B in accordance with SECTION 12 of this Agreement.

         FACILITY B NOTE means a promissory note substantially in the form of EXHIBIT B.

         FACILITY B PRINCIPAL DEBT means, at any time, the unpaid principal balance of all Loans under Facility B.

         FACILITY C is defined in the preamble to this Agreement.

         FACILITY C COMMITMENT means, at any time, the sum of all Commitments for all Lenders under Facility C (as reduced or canceled under this Agreement) then in effect.

         FACILITY C NOTE means a promissory note substantially in the form of EXHIBIT C.

         FACILITY C PRINCIPAL DEBT means, at any time, the unpaid principal balance of all Loans under Facility C.

         FACILITY C TERMINATION DATE means, for each Lender, the earlier of (a) the date 364 days after the date on which the Acquisition is consummated (subject to extensions and conversions of such Lender's Loans for Facility C under Section 3.21), but in no event later than July 1, 2003, and (b) the effective date that Lenders' commitments to lend under Facility C are otherwise canceled or terminated in accordance with this Agreement.

         FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Agent (in its individual capacity) on such day on such transactions as determined by Agent.

         FINANCIAL HEDGE means a swap, collar, floor, cap, or other contract between any Company and any Lender, which is intended to reduce or eliminate the risk of fluctuations in interest rates and which is legal and enforceable under applicable Law.

         FINANCIAL STATEMENTS of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP, (b) except as stated in Section 1.3, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable, and (c) on a consolidated basis if that Person had any consolidated Subsidiaries during the applicable period.

         FUNDED DEBT means, when determined, the following (calculated on a consolidated basis for the Companies in accordance with GAAP): (a) all obligations for borrowed money (whether as a direct obligor on a promissory note, bond, debenture or other similar instrument, a reimbursement obligor on an LC or other letter of credit, a guarantor, or otherwise) plus (b) all Capital Lease obligations.

         FUNDING LOSS, means, without duplication, (a) the administrative or reemployment costs customarily charged by a Lender when (i) Borrower fails or refuses (for any reason other than such Lender's failure to comply with this Agreement) to take any Loan that it has requested under this Agreement, or (ii) Borrower prepays or pays any Loan or Converts any Loan to a Loan of another Type, in each case, before the last day of the applicable Interest Period, plus
(b) an amount equal to the excess of the amount of interest that would have accrued on the Loan at the elected interest rate during the remainder of the applicable Interest Period (but for such failure, refusal, payment, prepayment or Conversion) over the amount of interest that would accrue on the same Type of Loan for an interest period of the same duration as the remainder of the applicable Interest Period.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date of this Agreement.

         GUARANTORS means A&S Building Interests, Inc., a Texas corporation (f/k/a A&S Building Systems, Inc.), A&S Building Systems, L.P., a Texas limited partnership, NCI Building Systems, L.P., a Texas limited partnership, NCI Holding Corp., a Delaware corporation, NCI Operating Corp., a Nevada corporation, and any future domestic Subsidiary of Borrower (including, without limitation, Amatek and its domestic Subsidiaries upon consummation of the Acquisition and delivery of Guarantees under Section 8.12).

         GUARANTY means a guaranty substantially in the form of EXHIBIT D.

         INTEREST PERIOD is determined in accordance with SECTION 3.9.

         LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, permits, orders, writs, injunctions, decrees, judgments, opinions and interpretations of any Tribunal.

         LC means a letter of credit (in such form as shall be customary in respect of obligations of a similar nature) (a) existing on the date hereof and issued by NationsBank in connection with the Existing Bank Debt, or (b) issued by Agent under this Agreement and under an LC Agreement.

         LC AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to Agent) submitted by Borrower to Agent for a letter of credit for the account of any Company.

         LC EXPOSURE means, at any time (without duplication) the sum of (a) the aggregate undrawn and uncancelled portions of all outstanding LCs plus (b) the aggregate unpaid reimbursement obligations of

Borrower under drawings or drafts under any LC, excluding Loans to fund such reimbursement obligations under SECTION 2.3(c).

         LC REQUEST means a request substantially in the form of EXHIBIT G.

         LENDER LIENS means Liens in favor of Lenders, or Agent on behalf of Lenders, securing any of the Obligation.

         LENDERS means the financial institutions named on the attached SCHEDULE 1 or on the most recently amended SCHEDULE 1, if any, delivered by Agent under this Agreement, and, subject to this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

         LITIGATION means any action by or before any Tribunal.

         LOAN means (without duplication) any amount disbursed by (a) one or more Lenders to or on behalf of Borrower under the Loan Documents, whether such amount constitutes an original disbursement of funds, the Continuation of an amount outstanding under Facility A, Facility B or Facility C, or the financing of an LC reimbursement obligation under Facility A, or (b) any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Document.

         LOAN DATE means for any Loan the date for which funds are requested by Borrower.

         LOAN DOCUMENTS means (a) this Agreement, certificates and reports delivered under this Agreement, and exhibits and schedules to this Agreement,
(b) the Notes, Guarantees, Security Documents and other agreements, documents and instruments in favor of Agent or Lenders (or Agent on behalf of Lenders) ever delivered in connection with or under this Agreement or otherwise delivered in connection with all or any part of the Obligation (excluding financial projections), (c) all LCs and LC Agreements, (d) any Financial Hedge between any Company and any Lender (or any Affiliate of any Lender), and (e) all renewals, extensions and restatements of, and amendments and supplements to, any of the foregoing.

         LOAN REQUEST means a request substantially in the form of EXHIBIT E.

         MATERIAL ADVERSE EVENT means (a) any Default, or (b) any circumstance or event that, individually or collectively with other circumstances or events, reasonably is expected to result in any (i) impairment of the ability of Borrower (individually) or the Companies (as a whole) to perform any payment or other material obligations under any Loan Document, (ii) impairment of the ability of Agent or any Lender to enforce (A) any of the material obligations of Borrower (individually) or the Companies (as a whole) under this Agreement, or
(B) any of their respective material Rights under the Loan Documents, or (iii) material and adverse effect on the financial condition of Borrower (individually) or the Companies (as a whole) as represented to Lenders in the Current Financials.

         MATERIAL AGREEMENT means, for any Person, any agreement (excluding purchase orders for material or inventory in the ordinary course of business) to which that Person is a party, by which that Person is bound, or to which any assets of that Person may be subject, and that is not cancelable by that Person upon 30 or fewer days' notice without liability for further payment other than nominal penalty, and that requires that Person to pay more than $5,000,000 during any 12-month period.

         MATERIALS OF ENVIRONMENTAL CONCERN means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenals, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive materials, and any other substances of any kind, whether or not such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, such Lender is permitted to contract for, charge, take, reserve or receive on the Obligation.

         MBCI means Metal Buildings Components, Inc., an indirect wholly-owned subsidiary of Amatek.

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company (or any Person that, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         NATIONSBANK means NationsBank of Texas, N.A.

         NET WORTH means, when determined, total assets minus total liabilities (in each case calculated on a consolidated basis for the Companies in accordance with GAAP).

         NOTES means all outstanding and unpaid Facility A Notes, Facility B Notes and Facility C Notes.

         OBLIGATION means all present and future indebtedness and obligations, and all renewals, increases and extensions thereof, or any part thereof, now or hereafter owed to Agent or any Lender by any Company under any Loan Document, together with all interest accruing thereon, fees, costs and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents or in connection with the protection of Rights under the Loan Documents.

         OTHER TAXES is defined in SECTION 3.20.

         PARTICIPANT is defined in SECTION 14.12(e).

         PAYMENT TAXES is defined in SECTION 3.20.

         PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.

         PERMITTED DEBT means Debt described on Schedule 7.15.

         PERMITTED LIENS means Liens described on Schedule 7.11.

         PERSON means any individual, entity or Tribunal.

         PLEDGE AGREEMENT means a Pledge Agreement substantially in the form of EXHIBIT J.

         POTENTIAL DEFAULT means the occurrence of any event or the existence of any circumstance that would, upon notice or lapse of time or both, become a Default.

         PRIME RATE means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

         PRINCIPAL DEBT means, at any time, the unpaid principal balance of all Loans.

         PRINCIPAL OFFICE means the principal office of NationsBank, presently located at 901 Main Street, Dallas, Texas 75202.

         PRO RATA and PRO RATA PART means, when determined for any Lender, (a) if there is no Principal Debt or LC Exposure, the proportion (stated as a percentage) that such Lender's Commitment bears to the Total Commitment, or (b) if there is any Principal Debt or LC Exposure, the proportion (stated as a percentage) that the sum of (i) the Principal Debt owed to such Lender and (ii) and (without duplication) the LC Exposure of such Lender, bears to the (x) aggregate Principal Debt owed to and (y) (without duplication) the LC Exposure of all Lenders.

         PURCHASE AGREEMENT means the Stock Purchase Agreement (and all schedules and exhibits) between Borrower and BTR Australia Limited, a company organized under the laws of Australian, and joined in for certain limited purposes, by BTR plc, dated as of March 25, 1998.

         PURCHASER is defined in SECTION 14.12(b).

         REGISTER is defined in SECTION 14.12(c).

         REPLACEMENT LENDER is defined in SECTION 3.22.

         REPRESENTATIVES means representatives, officers, directors, employees, attorneys and agents.

         RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, chief operating officer, chief accounting officer, any vice president, controller or treasurer of Borrower.

         RIGHTS means rights, remedies, powers, privileges and benefits.

         SCHEDULE means one of the Schedules attached to this Agreement, as amended or supplemented pursuant to SECTION 6.2.

         SECURITY DOCUMENTS means, collectively, the Pledge Agreements, the Assignments of Partnership Interests, and any other security agreement, mortgage, deed of trust or other agreement or document, together with all related financing statements, stock powers, etc., in form and substance satisfactory to Agent and its legal counsel, executed and delivered by any Person in connection with this Agreement to create a Lender Lien on any of its real or personal property, as amended, supplemented or restated.

         SENIOR DEBT means, when determined, the Obligation and all other Funded Debt, except for Debt which is contractually subordinated or junior in right of payment to the Obligation.

         SOLVENT means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

         SUBSIDIARY OF ANY PERSON means any entity of which greater than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

         TAXES means, for any Person, taxes, assessments or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises or assets.

         TERMINATION DATE means, as applicable, the Facility A Termination Date, the Facility B Maturity Date, or the Facility C Termination Date.

         TOTAL COMMITMENT means, at any time, the sum of the Facility A Commitment, the Facility B Commitment, and the Facility C Commitment.

         TOTAL COMMITMENT USAGE means, at any time, the sum of the Facility A Commitment Usage, the Facility B Principal Debt, and the Facility C Principal Debt.

         TRIBUNAL means any (a) local, state or federal judicial, executive, or legislative instrumentality or agency, (b) private arbitration board or panel, or (c) central bank.

         TYPE means any type of Loan (i.e., a Base Rate Loan or Eurodollar
Loan).

         U.S. means United States of America.

         1.2 Number and Gender of Words. The singular includes the plural where appropriate and vice versa, and words of any gender include each other gender where appropriate.

         1.3 Accounting Principles. Under the Loan Documents, unless otherwise stated, (a) GAAP determines compliance with financial covenants, (b) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (c) while Borrower has any consolidated Subsidiaries, all accounting and financial terms and compliance with financial covenants must be on a consolidated basis, as applicable.

SECTION 2    COMMITMENT.

         2.1 Facilities A, B and C. Subject to the provisions in the Loan Documents, each Lender severally and not jointly agrees to lend to Borrower under Facility A, under Facility B and under Facility C on the following conditions:

             2.1.1 Facility A. Each Lender agrees to lend Borrower its Pro Rata Part of one or more Loans under Facility A, which Borrower may borrow, repay and reborrow under this Agreement.
         Loans under Facility A are subject to the following conditions:

                   (a) Each Loan under Facility A must occur on a Business Day and no later than the Business Day immediately preceding the Facility A Termination Date;

                   (b) Each Loan under Facility A must be in an amount not less than (i) $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan), or (ii) $5,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Loan); and

                   (c) When determined, (i) the Facility A Commitment Usage may not exceed the Facility A Commitment, (ii) no Lender's Pro Rata Part of the Facility A Commitment Usage may exceed such Lender's Commitment for Facility A, and (iii) the Facility A Commitment Usage, when aggregated with the Facility B Principal Debt and the Facility C Principal Debt, may not exceed the Total Commitment.

             2.1.2 Facility B. Each Lender agrees to lend to Borrower its
         Pro Rata Part of a single Loan under Facility B, which, after it has been prepaid, may not be reborrowed. The Loan under Facility B is subject to the following conditions:

                   (a) The Loan under Facility B must occur on or before July 1,
             1998;

                   (b) The Loan must be in an amount equal to the Facility B
             Commitment; and

                   (c) (i) The Facility B Principal Debt may not exceed the
             Facility B Commitment; (ii) no Lender's Pro Rata Part of the Facility B Principal Debt may exceed such Lender's Commitment for Facility B; and (iii) the Facility B Principal Debt, when aggregated with the Facility A Commitment Usage and the Facility C Principal Debt, may not exceed the Total Commitment.

             2.1.3 Facility C. Each Lender agrees to lend to Borrower its
         Pro Rata Part of one or more Loans under Facility C, which Borrower may borrow, repay and reborrow under this Agreement.
         Loans under Facility C are subject to the following conditions:

                   (a) Each Loan under Facility C must occur on a Business Day and no later than the Business Day immediately preceding the Facility C Termination Date;

                   (b) Each Loan under Facility C must be in an amount not less than (i) $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan), or (ii) $5,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Loan); and

                   (c) When determined, (i) the Facility C Principal Debt may not exceed the Facility C Commitment, (ii) no Lender's Pro Rata Part of the Facility C Principal Debt may exceed such Lender's Commitment for Facility C, and (iii) the Facility C Principal Debt, when aggregated with the Facility A Commitment Usage and the Facility B Principal Debt, may not exceed the Total Commitment.

         2.2 Loan Procedure.  The following procedures apply to Loans:

             (a) Borrower may request a Loan by submitting to Agent a Loan Request. The Loan Request must be received by Agent no later than 12:00 noon on (i) the third Business Day preceding the Loan Date for any Eurodollar Loan or (ii) the Business Day preceding the Loan Date for any Base Rate Loan. Agent shall promptly notify each Lender of its receipt of any Loan Request and its contents. A Loan Request is irrevocable and binding on Borrower.

             (b) By 11:00 a.m. on the applicable Loan Date, each Lender shall remit its Pro Rata Part of each requested Loan by wire transfer to Agent pursuant to Agent's wire transfer instructions on SCHEDULE 1 (or as otherwise directed by Agent) in funds that are available for immediate use by Agent. Subject to receipt of such funds, Agent shall make such funds available to Borrower as directed in the Loan Request (unless it has actual knowledge that any applicable condition precedent either has not been satisfied by Borrower or has been waived by Determining Lenders).

             (c) Absent contrary written notice from a Lender, Agent may assume that each Lender has made its Pro Rata Part of the requested Loan available to Agent on the applicable Loan Date, and Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Pro Rata Part of any requested Loan available to Agent on the applicable Loan Date, Agent may recover the applicable amount on demand (i) from that Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from that Lender, or (ii), if that Lender fails to pay its amount upon demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Loan for the period commencing on the Loan Date and ending on (but excluding) the date Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Pro Rata Part of any Loan.

         2.3 LC Subfacility.

             (a) Subject to the terms and conditions of this Agreement and applicable Law, Agent agrees to issue LCs under Facility A upon Borrower's delivery of an LC Request and a duly executed LC Agreement, each of which must be received by Agent no later than 10:00 a.m. on the third Business Day before the requested LC is to be issued; provided that the LC Exposure may not exceed $20,000,000 and the Facility A Commitment Usage may not exceed the Facility A Commitment. Each LC must expire no later than the earlier of 30 days before the Facility A Termination Date and 13 months after such LC's issuance (provided that LCs may be self-extending with up to 120 days cancellation notice by Agent to beneficiary).

             (b) Immediately upon Agent's issuance of any LC (and as of the date of the initial Loan, with respect to existing LCs issued by NationsBank and included in the Existing Bank Debt), Agent shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation (to the extent of such Lender's Pro Rata Part of the Facility A Commitment) in the LC and all applicable Rights of Agent in the LC (other than Rights to receive certain fees provided for in Section 4.3). Agent agrees to provide a copy of each LC to each other Lender upon request. However, Agent's failure to send a copy of an issued LC shall not affect the rights and obligations of Agent and Lenders under this Agreement.

             (c) To induce Agent to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Agent (i) within one (1) Business Day after Borrower receives notice from Agent that any draft or draw request has been properly presented under any LC, or, if the draft or draw request is for payment at a future date, within one (1) Business Day before the payment date specified in the draw request, the amount paid or to be paid by Agent and (ii) promptly, upon demand, the amount of any additional fees Agent customarily charges for confirming, negotiating or amending LC Agreements, for honoring drafts and draw requests, and taking similar action in connection with letters of credit. Borrower hereby requests and irrevocably authorizes Agent to fund Borrower's reimbursement obligations as a Base Rate Loan under Facility A, and the proceeds of the Facility A Base Rate Loan shall be advanced directly to Agent to pay Borrower's unpaid reimbursement obligations. If funds cannot be advanced under Facility A, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's reimbursement obligations shall accrue interest (x) at the Base Rate plus the Applicable Margin from the date Agent pays the applicable draft or draw request through the date Agent is paid or reimbursed by Borrower and,
         (y) if funds are not advanced under Facility A, at the Default Rate from the date Agent pays the applicable draft or draw request through the date Agent is paid or reimbursed by Borrower. Borrower's obligations under this Section 2.3(c) are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that Borrower may have at any time against Agent or any other Person. Agent shall promptly distribute reimbursement payments received from Borrower to all Lenders according to their Pro Rata Part of the Facility A Commitment.

             (d) Agent shall promptly notify Borrower of the date and amount of any draft or draw request presented for honor under any LC (but failure to give notice will not affect Borrower's obligations under this Agreement). Agent shall pay the requested amount upon presentment of a draft or draw request unless presentment on its face does not comply with the terms of the applicable LC. When making payment, Agent may disregard (i) any default or potential default that exists under any other agreement and (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Agent is not liable for any of those obligations). Borrower's reimbursement obligations to Agent and Lenders, and each Lender's obligations to Agent, under this Section 2.3 are absolute and unconditional irrespective of, (1) the validity, enforceability, sufficiency, accuracy or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent or forged), (2) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims or other Rights against Agent, any Lender or any other Person, or (3) the occurrence of any Potential Default or Default.

             (e) If Borrower fails to reimburse Agent as provided in SECTION 2.3(c) and funds are not advanced under Facility A to satisfy the reimbursement obligations, Agent shall promptly notify each Lender of Borrower's failure, of the date and amount paid, and of each Lender's Pro Rata Part of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Agent in immediately available funds its Pro Rata Part of the unpaid reimbursement obligation. Such funds are due and payable to Agent before the close of business on (i) the Business Day Agent gives notice to each Lender of Borrower's reimbursement failure if the notice is received by a Lender before 2:00 p.m. in the time zone where such Lender's Applicable Lending Office is located, or (ii) on the next succeeding Business Day after the Business Day Agent gives notice to each Lender of Borrower's reimbursement failure, if notice is received after 2:00 p.m. in the time zone where such Lender's Applicable Lending Office is located. All amounts payable by any Lender accrue interest at the Federal Funds Rate from the day the applicable draft or draw is paid by Agent to (but not including) the date the amount is paid by the Lender to Agent.

             (f) Borrower acknowledges that each LC is deemed issued upon delivery to the beneficiary or Borrower. If Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels that LC, Borrower agrees to return it to Agent together with Borrower's written certification that it has never been delivered to the beneficiary. If any LC is delivered to the beneficiary under Borrower's instructions, Borrower's cancellation is ineffective without Agent's receipt of the LC and the beneficiary's written consent to the cancellation.

             (g) Agent will examine all documents with reasonable care to ascertain that they appear on their face to be in accordance with the terms and conditions of the LC. Each Lender and Borrower agree that, in paying any draft or draw under any LC, Agent has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy or genuineness or the authority of any Person delivering it. Neither Agent nor its Representatives will be liable to any Lender or any Company for any LC's use or for any beneficiary's acts or omissions. Any action, inaction, error, delay or omission taken or suffered by Agent or any of its Representatives in connection with any LC, applicable draws, drafts or documents, or the transmission, dispatch or delivery of any related message or advice, if in conformity with applicable Laws and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits (International Chamber of Commerce Publication 500), is binding upon the Companies and Lenders. Agent is not liable to any Company or any Lender for any action taken or omitted by Agent or its Representative in connection with any LC in the absence of gross negligence or willful misconduct.

             (h) On the Facility A Termination Date, upon a termination under
         SECTION 2.4, during the continuance of a Default under SECTION 11.3, or upon any demand by Agent during the continuance of any other Default, Borrower shall provide to Agent, for the benefit of Lenders, cash collateral in an amount equal to the then-existing LC Exposure. Any cash collateral provided by Borrower to Agent in accordance with this
         SECTION 2.3(h) shall be deposited by Agent in an interest bearing cash collateral account maintained with Agent at the office of Agent and invested in obligations issued or guaranteed by the U.S. and, upon the surrender of any LC, Agent shall deliver the appropriate funds on deposit in such collateral account to Borrower together with interest accrued on such funds.

             (i) BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE AGENT, EACH LENDER AND THEIR RESPECTIVE REPRESENTATIVES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH ANY OF THEM MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE OF THE ISSUANCE OF ANY LC, ANY DISPUTE ABOUT IT, ANY CANCELLATION OF ANY LC BY BORROWER, OR THE FAILURE OF AGENT TO HONOR A DRAFT OR DRAW REQUEST UNDER ANY LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE TRIBUNAL. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY UNDER THE FOREGOING FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

             (j) Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts and draws under each LC are part of the Obligation, and the terms of this Agreement control any conflict between the terms of this Agreement and any LC Agreement.

         2.4 Termination of Revolving Facilities. Without premium or penalty, and upon giving at least 10 Business Days prior written and irrevocable notice to Agent, Borrower may terminate all or part of the unused portion of the Facility A Commitment or the Facility C Commitment. Each partial termination must be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000, and shall be Pro Rata among all Lenders. Once all or a portion of the Facility A Commitment or the Facility C Commitment is terminated, it may not be increased or reinstated.

SECTION 3    TERMS OF PAYMENT.

         3.1 Notes and Payments.

             (a) (i) The Facility A Principal Debt shall be evidenced by the Facility A Notes, one payable to each Lender in the stated principal amount of its Commitment for Facility A.

                (ii) The Facility B Principal Debt shall be evidenced by the Facility B Notes, one payable to each Lender in the stated principal amount of its Commitment for Facility B.

                (iii) The Facility C Principal Debt shall be evidenced by the
             Facility C Notes, one payable to each Lender in the stated principal amount of its Commitment for Facility C.

             (b) Borrower must make each payment and prepayment on the Obligation, without offset, counterclaim, or deduction, to Agent's principal office in Dallas, Texas, in funds that will be available for immediate use by Agent by 12:00 noon on the day due. Payments received after such time shall be deemed received on the next Business Day. Agent shall pay to each Lender any payment to which that Lender is entitled on the same day Agent receives the funds from Borrower, if Agent receives the payment or prepayment before 12:00 noon, and otherwise before 12:00 noon on the following Business Day. If and to the extent that Agent does not make payments to Lenders when due, unpaid amounts due by Agent to such Lender shall accrue interest at the Federal Funds Rate from the due date until (but not including) the payment date.

         3.2 Interest and Principal Payments.

             (a) Interest Payments. Accrued interest on each Eurodollar Loan is due and payable on the last day of its respective Interest Period. If any Interest Period with respect to a Eurodollar Loan is a period greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the Interest Period. Accrued interest on each Base Rate Loan is due and payable on the last day of each fiscal quarter of Borrower (commencing July 31, 1998) and on the relevant Termination Date.

             (b) Principal Payments.

                 (i) The Facility A Principal Debt is due and payable on the Facility A Termination Date.

                 (ii) Principal payments on the Facility B Principal Debt are due and payable in quarterly installments commencing October 31, 1998, and continuing on the last day of each fiscal quarter of Borrower thereafter until the Facility B Maturity Date when the outstanding Facility B Principal Debt shall be due and payable, as follows:


October 31, 1998      -    $7,500,000      April 30, 2001        -    $10,000,000
January 31, 1999      -    $7,500,000      July 31, 2001         -    $10,000,000
April 30, 1999        -    $7,500,000      October 31, 2001      -    $11,250,000
July 31, 1999         -    $7,500,000      January 31, 2002      -    $11,250,000
October 31, 1999      -    $8,750,000      April 30, 2002        -    $11,250,000
January 31, 2000      -    $8,750,000      July 31, 2002         -    $11,250,000
April 30, 2000        -    $8,750,000      October 31, 2002      -    $12,500,000
July 31, 2000         -    $8,750,000      January 31, 2003      -    $12,500,000
October 31, 2000      -    $10,000,000     April 30, 2003        -    $12,500,000
January 31, 2001      -    $10,000,000     July 1, 2003          -    $12,500,000

                 (iii) The Facility C Principal Debt owed to each Lender is due and payable on the Facility C Termination Date for such Lender.

             (c) Mandatory Prepayment. The Principal Debt is subject to mandatory prepayment from time to time as follows:

                 (i) If the Facility A Commitment Usage ever exceeds the Facility A Commitment, or if the Facility C Principal Debt ever exceeds the Facility C Commitment, or if the sum of the Facility A Principal Debt, the Facility B Principal Debt and the Facility C Principal Debt, together with the LC Exposure, ever exceeds the Total Commitment, then Borrower shall immediately prepay the Principal Debt in the amount of that excess.

                 (ii) Borrower shall prepay the Principal Debt in the amount of 100% of the cash proceeds (after selling expenses and taxes related thereto to the extent paid and any reserves for retained liabilities until such liabilities are extinguished) received by any Company from the disposition of any asset (including proceeds from the disposition of the stock of Subsidiaries and proceeds received as a result of any casualty (other than proceeds used by such Company to repair or replace such casualty in a like-kind manner) and including installment payments under promissory notes or other non-cash consideration received by any Company for such asset), other than proceeds of dispositions permitted by SECTIONS 9.10(a), (b), (c),
             (d), (e) and (g), within three Business Days after receipt of such proceeds.

                 (iii) Borrower shall prepay the Principal Debt in the amount of 100% of any Funded Debt incurred by any Company after the date hereof (net of underwriting discounts and commissions and other costs associated therewith), other than inter-Company Loans and Capital Lease obligations, simultaneously with the incurrence of such Debt.

                 (iv) Borrower shall prepay the Principal Debt in the amount of 100% (if the ratio of Funded Debt, after giving effect to such prepayment, to EBITDA for the 12-month period ending on the last day of the immediately preceding month was greater than or equal to
             3.50 to 1.00) or 50% (if such ratio was less than 3.50 to 1.00) of the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by any Company from the issuance and sale of equity securities (other than sales of Borrower's common stock to employees as a result of the exercise of any options with regard thereto) simultaneous with the receipt of such proceeds.

         Each prepayment under this SECTION 3.2(c) shall be accompanied by payment of any resulting Funding Loss and all accrued and unpaid interest on the principal amount prepaid. Subject to the provisions of
         SECTION 3.11, mandatory prepayments under this SECTION 3.2(c) shall be applied in the following order: first to the Facility C Principal Debt (and a matching reduction of the Facility C Commitment); second to installments of principal due under Facility B in the inverse order of maturity; and third to the Facility A Principal Debt (and a matching reduction of the Facility A Commitment).

             (d) Voluntary Prepayment. Borrower may voluntarily repay or prepay all or any part of the Principal Debt at any time without premium or penalty, subject to the following conditions:

                 (i) Agent must receive Borrower's written payment notice by noon on (A) the third Business Day preceding the date of payment of a Eurodollar Loan and (B) the Business Day preceding the date of payment of a Base Rate Loan which shall specify the payment date, the facility or the subfacility under this Agreement being paid and the Type and amount of the Loan(s) to be paid, and which shall constitute an irrevocable and binding obligation of Borrower to make a repayment or prepayment on the designated date;

                 (ii) each partial repayment or prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $500,000 (if a Eurodollar Loan) and $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan); and

                 (iii) each prepayment under this SECTION 3.2(d) shall be
             accompanied by payment of any resulting Funding Loss and all accrued and unpaid interest on the principal amount prepaid.

         3.3 Interest Options. Except as specifically otherwise provided, Loans bear interest at an annual rate equal to the lesser of (a) the Base Rate plus the Applicable Margin or the Eurodollar Rate plus the Applicable Margin (in each case as designated or deemed designated by Borrower and, in the case of

Eurodollar Loans, for the Interest Period designated by Borrower), as the case may be, and (b) the Maximum Rate. Each change in the Base Rate and Maximum Rate is effective, without notice to Borrower or any other Person, upon the date of change.

         3.4 Quotation of Rates. A Responsible Officer of Borrower may call Agent before delivering a Loan Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Agent or Lenders or affect the interest rate that is actually in effect when Borrower delivers its Loan Request or on the Loan Date.

         3.5 Default Rate. If permitted by Law, all past-due Principal Debt, Borrower's past-due payment and reimbursement obligations in connection with LCs, and past-due interest accruing on any of the foregoing, bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

         3.6 Interest Recapture. If the designated interest rate applicable to any Loan exceeds the Maximum Rate, the interest rate on that Loan is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by applicable Law, Borrower shall pay an amount equal to the difference between
(a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         3.7 Interest Calculations.

             (a) Interest will be calculated on the basis of actual number of days elapsed (including the first day but excluding the last day) but computed as if each calendar year consisted of 360 days for Eurodollar Loans (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may
         be), and 365 or 366 days, as the case may be, for Base Rate Loans. All interest rate determinations and calculations by Agent are conclusive and binding absent manifest error.

             (b) The provisions of this Agreement relating to calculation of the Base Rate and the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Loan as it selects.

         3.8 Maximum Rate. Regardless of any provision contained in any Loan Document or any document related thereto, it is the intent of the parties to this Agreement that neither Agent nor any Lender contract for, charge, take, reserve, receive or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest in violation of any applicable Law, and, if Lenders ever do so, then any excess shall be treated as a partial repayment or prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Loans as but a single extension of credit (and Lenders and

Borrower agree that is the case and that provision in this Agreement for multiple Loans is for convenience only), (b) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary repayments or prepayments and their effects, and (d) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders may not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount). If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then such terms refer to the "revised ceiling or bracket" from time to time in effect under V.T.C.A., Finance Code Section 1.001 et seq (West 1997). Borrower agrees that V.T.C.A., Finance Code Chapter 346 (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation, other than Section 346.004.

         3.9 Interest Periods. When Borrower requests any Eurodollar Loan, Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrower's option, and one, two, three or six months for Eurodollar Loans, subject to the following conditions: (a) the initial Interest Period for a Eurodollar Loan commences on the applicable Loan Date or Conversion date, and each subsequent Interest Period applicable to any Loan commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a Eurodollar Loan begins on a day for which there exists no numerically corresponding Business Day in the calendar month at the end of the Interest Period ("ENDING CALENDAR MONTH"), then the Interest Period ends on the next succeeding Business Day of the Ending Calendar Month, unless there is no succeeding Business Day in the Ending Calendar Month in which case the Interest Period ends on the next preceding Business Day of the Ending Calendar Month; (c) no Interest Period for any portion of Principal Debt may extend beyond the scheduled repayment date for that portion of Principal Debt; and (d) there may not be in effect at any one time more than (i) 10 Interest Periods for the Eurodollar Loan portion of Facility A, (ii) one Interest Period for the Eurodollar Loan portion of Facility B, and (iii) 10 Interest Periods for the Eurodollar Loan portion of Facility C.

         3.10 Conversions. Borrower may (a) on the last day of the applicable Interest Period Convert all or part of a Eurodollar Loan to a Base Rate Loan,
(b) at any time Convert all or part of a Base Rate Loan to a Eurodollar Loan, and (c) elect a new Interest Period for a Eurodollar Loan. Any such Conversion is subject to the dollar limits and denominations of SECTION 2.1 and may be accomplished by delivering a Conversion Request to Agent no later than 10:00 a.m. (i) on the third Business Day before the Conversion date for Conversion to a Eurodollar Loan and the last day of the Interest Period, for the election of a new Interest Period, and (ii) one Business Day before the last day of the Interest Period for Conversion to a Base Rate Loan. Absent Borrower's notice of Conversion or election of a new Interest Period, a Eurodollar Loan shall be Converted to a Base Rate Loan when the applicable Interest Period expires.

         3.11 Order of Application.

              (a) If no Default or Potential Default exists, any payment shall be applied to the Obligation in the order and manner as provided in this Agreement.

              (b) If a Default or Potential Default exists, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to any LC reimbursement obligations that are due and payable and that remain unfunded by any Loan under Facility A; (iv) to the remaining Obligation in the order and manner Determining Lenders deem appropriate; and (v) as a deposit with Agent, for the benefit of Lenders, as security for and payment of any subsequent LC reimbursement obligations.

         3.12 Right of Set-off. Upon the occurrence and during the continuance of any Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and any Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
SECTION 3.12 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         3.13 Adjustments. If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this SECTION 3.13 may, to the fullest extent permitted by Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

         3.14 Booking Loans. To the extent permitted by Law, any Lender may make, carry or transfer its Loans at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under SECTION 3.15 than the transferor Lender would have been entitled to receive with respect to those Loans.

         3.15 Increased Cost and Reduced Return.

              (a) If, after the date hereof, the adoption of any applicable
         Law, or any change in any applicable Law, or any change in the interpretation or administration thereof by any Tribunal charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Tribunal:

                 (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loan, or any Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or any Note in respect of any Eurodollar Loans (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                 (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                 (iii) shall impose on such Lender (or its Applicable Lending
              Office) or on the London interbank market any other condition affecting this Agreement or any Note or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loan or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or any Note with respect to any Eurodollar Loan, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for any such increased cost or reduction incurred not more than 180 days prior to such demand. If any Lender requests compensation by Borrower under this SECTION 3.15(a), Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 3.18 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

              (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Tribunal charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Tribunal, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for any such reduction incurred not more than 180 days prior to such demand.

              (c) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION 3.15 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         3.16 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

              (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

              (b) Determining Lenders determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into such Type and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay them or Convert them into another Type in accordance with the terms of this Agreement.

         3.17 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert other Types of Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of SECTION
3.18 shall be applicable).

         3.18 Treatment of Affected Loans. If the obligation of any Lender to make a particular Type of Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to SECTION
3.15 or 3.17 (Loans of such Type being herein called "AFFECTED LOANS" and such Type being herein called the "AFFECTED TYPE"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by SECTION 3.17, on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 3.15 or 3.17 that gave rise to such Conversion no longer exist:

              (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

              (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to Borrower (with a copy to the Agent) that the circumstances specified in SECTION 3.15 or 3.17 that gave rise to the Conversion of such Lender's Affected Loans pursuant to this SECTION 3.18 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

         3.19 Compensation. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

              (a) any payment, prepayment, Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 12 or any syndication of one or more of the Facilities, if such syndication occurs on or before December 31, 1998) on a date other than the last day of the Interest Period for such Loan; or

              (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION 6 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         3.20 Taxes.

              (a) Any and all payments by Borrower to or for the account of any Lender or Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, Taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded Taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "PAYMENT TAXES"). If Borrower shall be required by law to deduct any Payment Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.20) such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Agent, at its address referred to in SECTION 14.3, the original or a certified copy of a receipt evidencing payment thereof.

              (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

              (c) BORROWER AGREES TO INDEMNIFY EACH LENDER AND AGENT FOR THE FULL AMOUNT OF PAYMENT TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY PAYMENT TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 3.20) PAID BY SUCH LENDER OR AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO.

              (d) Each Lender organized under the laws of a jurisdiction outside the U.S., on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the U.S. is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the U.S., (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by SECTIONS 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to any of the Loan Documents.

              (e) For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to
         SECTION 3.20(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 3.20(a) or 3.20(b) with respect to Taxes imposed by the U.S.; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

              (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 3.20, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

              (g) Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

              (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 3.20 shall survive the termination of the Commitments and the payment in full of the Notes.

         3.21 Extensions and Conversions of Facility C Termination Date.

              (a) If no Default or Potential Default exists, Borrower may request 364-day extensions of the then-existing Facility C Termination Date by making such request to Agent and each Lender not earlier than 60 days preceding the then-existing Termination Date for such Lender. The then-existing Termination Date shall be extended for 364 days with respect to each Lender only if such Lender consents in writing to such extension within 30 days following Borrower's request, with a failure to respond by any Lender being deemed a denial of such consent by such party;

              (b) If any 364-day period with respect to Facility C has not been extended under SECTION 3.21(a) with respect to any Lender's Facility C Commitment (whether due to Borrower's failure to timely request an extension or such Lender's failure to timely consent to such extension), and if no Default or Potential Default exists, then Borrower may elect to convert such Lender's Loans under Facility C to a term Loan maturing on the third anniversary of the last day of such 364- day period but in no event later than July 1, 2003. Principal and interest on any such term Loan shall be payable in accordance with
         SECTION 3.2.

         3.22 Replacement Lender. In the event any Lender invokes SECTION 3.16 or 3.17 or Borrower becomes obligated to pay any additional amounts to any Lender pursuant to SECTION 3.15, then, unless such Lender has removed or cured the conditions actuating SECTION 3.15, 3.16, or 3.17, Borrower may designate a substitute lender reasonably acceptable to Agent (such lender referred to in this Agreement as a "REPLACEMENT LENDER") to purchase such Lender's rights and obligations with respect to its entire Pro Rata Part under this Agreement. Any such purchase shall be without recourse to or warranty by, or expense to, the Lender in accordance with SECTION 14.12, and shall have a purchase price equal to the outstanding principal amounts payable to the Lender with respect to its entire Pro Rata Part under this Agreement, plus any accrued and unpaid interest, fees and charges in respect of such Lender's Pro Rata Part, and on other terms reasonably satisfactory to Agent. Upon such purchase by the Replacement Lender and payment of all other amounts owing to the Lender being replaced, such exiting Lender shall no longer be a party to this Agreement or have any rights or obligations under this Agreement and the Replacement Lender shall succeed to the Rights and obligations of the exiting Lender with respect to the exiting Lender's Pro Rata Part and Commitments under this Agreement.

SECTION 4    FEES.

         4.1 Treatment of Fees. The fees described in this SECTION 4 (a) are not compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) are payable in accordance with SECTION 3.1, (d) are non-refundable, (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be. The fees described in this SECTION 4 are in all events subject to the provisions of SECTION 3.8 of this Agreement.

         4.2 Underwriting and Administrative Fees. Borrower shall pay the underwriting and administrative fees previously agreed to by Borrower and Agent in the letter agreement dated March 13, 1998, and the letter agreement dated March 25, 1998.

         4.3 LC Fees. Borrower shall pay Agent, for its own account, a fronting fee for the issuance of each LC equal to 0.125% per annum on the face amount of such LC. Such fee shall be payable on the last day of the fiscal quarter of Borrower in which such LC is issued. In addition, Borrower shall pay Agent quarterly, in arrears, on the last day of each fiscal quarter of Borrower during which such LC is outstanding, a fee equal to the Applicable Margin for Eurodollar Loans per annum on the face amount of the LC, provided that the amount of such fee (as calculated on a per annum basis) shall not be less than $350. Such fee shall be calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days. Borrower also agrees to pay on demand and solely for the account Agent, any and all additional customary LC fees described in SECTION 2.3(c).

         4.4 Commitment Fee. Borrower shall pay to Agent for the ratable account of Lenders a commitment fee, payable as it accrues on the last day of each fiscal quarter of Borrower (commencing July 31, 1998) and on the Facility A Termination Date, and with respect to each Lender, on the Facility C Termination Date, equal to the Applicable Percentage per annum on the sum of (a) amount by which the Facility A Commitment exceeds the average daily Facility A Commitment Usage, in each case during the fiscal quarter ending on such date (or, in the case of the first such payment, during the period from the date of the Acquisition through July 31, 1998), plus (b) the amount by which the Facility C Commitment exceeds the average daily Facility C Principal Debt, in each case during the fiscal quarter ending on such date (or, in the case of the first such payment, during the period from the date of the Acquisition through July 31,
1998).

SECTION 5    SECURITY.

         5.1 Guaranty. Full and complete payment of the Obligation (a) is guaranteed in accordance with the Guaranty of even date herewith executed by each current Guarantor, and (b) shall be guaranteed through the execution and delivery of a Guaranty by each future domestic direct or indirect Subsidiary of Borrower.

         5.2 Collateral. Full and complete payment of the Obligation shall be secured through the execution and delivery of Pledge Agreements and Assignments of Partnership Interests with respect to all capital stock, partnership interests or other equity interests of any Company in any domestic direct or indirect Subsidiaries (together with proceeds thereof and any additional collateral ever furnished under SECTIONS 2.3(h), 3.11(b) or 5.3, the "COLLATERAL").

         5.3 Additional Security and Guaranties. Agent may, without notice or demand and without affecting any Person's obligations under the Loan Documents, from time to time (a) receive and hold additional collateral from any Person for the payment of all or any part of the Obligation and exchange, enforce or release all or any part of that collateral and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligation and release any endorser or guarantor, or any Person who has given any other security for the payment of all or any part of the Obligation, or any other Person in any way obligated to pay all or any part of the Obligation.

SECTION 6    CONDITIONS PRECEDENT.

         6.1 General.

         Lenders will not be obligated to fund the initial Loan on the date of the Acquisition unless: (a) Agent has timely received a Loan Request and all of the items described on SCHEDULE 6; (b) no circumstance or event exists that, individually or collectively with other circumstances or events, has had a material and adverse effect on the financial condition of Borrower or MBCI (individually) or Borrower, Amatek and their respective Subsidiaries (as a whole) as represented in the Financial Statements of Borrower dated as of

October 31, 1997, and the financial statements of MBCI dated as of December 31, 1997; and (c) the funding of the Loan is permitted by Law.

         After the Acquisition, Lenders will not be obligated to fund (as opposed to Continue or Convert) any Loan, and Agent will not be obligated to issue any LC unless on the applicable Loan Date, issue date, or creation date (and after giving effect to the requested Loan or LC, as the case may be): (i) Agent shall have timely received a Loan Request or LC Request (together with the applicable duly executed LC Agreement); (ii) all of the representations and warranties of the Companies in the Loan Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this Agreement);
(iii) no Material Adverse Event, Default or Potential Default exists; and (iv) the funding of the Loan or issuance of the LC, as the case may be, is permitted by Law.

         Upon Agent's request, Borrower shall deliver to Agent evidence substantiating any of the matters in the Loan Documents that are necessary to enable Borrower to qualify for the Loan or LC, as the case may be. Each condition precedent in this Agreement (including, without limitation, those on SCHEDULE 6) is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Subject to the prior approval of Determining Lenders, Lenders may fund any Loan, and Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, that funding and issuance shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Determining Lenders specifically waive each item in writing.

         6.2 Supplements to Schedules. Borrower may, from time to time but in no event less than five Business Days prior to delivery of any Loan Request or LC Request, amend or supplement the Schedules to this Agreement by delivering (effective upon receipt) to Agent and each Lender a copy of such revised Schedule or Schedules, which shall (i) be dated the date of delivery, (ii) be certified by a Responsible Officer as true, complete and correct as of such date and as delivered in replacement for the corresponding Schedule or Schedules previously in effect, and (iii) show in reasonable detail (by blacklining or other appropriate graphic means) the changes from each such corresponding predecessor Schedule. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, in the event that Determining Lenders determine based upon such revised Schedules (whether individually or in the aggregate or cumulatively) that a Material Adverse Event has occurred, Lenders shall have no further obligation to make Loans or continue or convert any Loan previously made and Agent shall have no further obligation to issue LCs or to renew or extend existing LCs.

SECTION 7 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders as follows:

         7.1 Purpose of Credit Facility. Borrower will use the proceeds of the initial Loans to consummate the Acquisition and to repay and cancel the Existing Bank Debt. Borrower will use all other proceeds of the Loans and LCs for working capital and general corporate purposes of the Companies. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any LC draft or drawing or Loan will be used, directly or indirectly, for a purpose that violates any Law, including without limitation, the provisions of Regulation U.

         7.2 Corporate Existence, Good Standing, Authority and Compliance. Each Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or organized as identified on
SCHEDULE 7.2. Except where failure is not a Material Adverse Event, each Company
(a) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (those jurisdictions being identified on SCHEDULE 7.2), (b) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted, and (c) is in compliance with all applicable Laws.

         7.3 Subsidiaries. As of the date of this Agreement, Borrower has no Subsidiaries except as disclosed on SCHEDULE 7.3. All of the outstanding shares of capital stock (or similar voting interests) of those Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and together with the partnership interests pledged pursuant to SECTION 5.2 hereof are owned of record and beneficially as set forth thereon, free and clear of any Liens, restrictions, claims or Rights of another Person (other than Lender Liens and, with respect to partnership interests, any Liens, restrictions, claims or Rights contained in the relevant partnership agreement), and are not subject to any warrant, option or other acquisition Right of any Person or subject to any transfer restriction (other than restrictions imposed by securities Laws and general corporate Laws and, with respect to partnership interests, any restrictions contained in the relevant partnership agreement).

         7.4 Authorization and Contravention. The execution and delivery by each Company of each Loan Document or related document to which it is a party and the performance by it of its obligations thereunder (a) are within its corporate power, (b) have been duly authorized by all necessary corporate action, (c) require no action by or filing with any Tribunal (other than any action or filing that has been taken or made on or before the date of this Agreement), (d) do not violate any provision of its charter or bylaws, (e) do not violate any provision of Law or order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event,
(f) do not violate any Material Agreements to which it is a party, or (g) do not result in the creation or imposition of any Lien (other than the Lender Liens) on any asset of any Company.

         7.5 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal and binding obligation of each Company party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

         7.6 Financial Statements; Fiscal Year. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Documents, no subsequent material adverse changes have occurred in the consolidated financial condition of the Companies from that shown in the Current Financials, nor has any Company incurred any subsequent material liability. All financial projections concerning the Companies that have been or are hereafter made available to Agent or Lenders by Borrower have been or will be prepared in good faith based upon assumptions Borrower believes to be reasonable. The fiscal year of each Company ends on October 31.

         7.7 Litigation. Except as disclosed on SCHEDULE 7.7, no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Company and, if so adversely determined, is a Material Adverse Event. Except as permitted under SECTION 11.4, no outstanding and unpaid judgments against any Company exist.

         7.8 Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file is not a Material Adverse Event, and all Taxes imposed upon each Company that are due and payable have been paid before delinquency, other than (a) Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed, and (b) state and local Taxes (except income Taxes) which are immaterial in amount and in respect of which levy and execution of any Lien have been and continue to be stayed.

         7.9 Environmental Matters. Except as disclosed on SCHEDULE 7.9, (a) each Company is, and within the period of all applicable statutes of limitations has been, in substantial compliance with all applicable Environmental Laws and with all permits required thereunder; (b) no Materials of Environmental Concern are present at, on, under, in or about any real property now or formerly owned, leased, operated or used by any Company (including, without limitation, any location to which any Materials of Environmental Concern have been sent for reuse or recycling or for treatment, storage or disposal) which could reasonably be expected to give rise to material liability of any Company under any applicable Environmental Law, materially interfere with the continued operations of any Company, or materially impair the fair saleable value of any real property owned or leased by any Company; (c) except for violations or alleged violations which have been fully and finally resolved or have been barred by the applicable statute of limitations, no Company has received any notice or report, or has knowledge, of any Company's violation or alleged violation of any Environmental Law; (d) no Company is under any obligation to fund or conduct remediation of any property; (e) no Company knows of any environmental condition or circumstances materially adversely affecting any Company's properties or operations; (f) there are no pending or, to the Companies' knowledge, threatened, judicial, administrative, or arbitral proceedings under or relating to any Environmental Law to which any Company is, or to Company's knowledge is threatened to be, named as a party; (g) no Company has received any written request for information or been notified that it is a potentially responsible party under any Environmental Law; and (h) no Company has assumed or retained, by contract or operation of law, any material liabilities of any kind under or relating to any Environmental Law. Each Company has taken prudent steps to determine that its properties and operations do not violate any Environmental Law, other than violations that are not, individually or in the aggregate, a Material Adverse Event.

         7.10 Employee Plans. Except where occurrence or existence is not a Material Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid), (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), and (e) no "reportable event" (as defined in section 4043 of ERISA) has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations.

         7.11 Properties; Liens. Each Company has good and indefeasible title to all its property reflected on the Current Financials (except for property that is obsolete or that has been disposed in the ordinary course of business or, after the date of this Agreement, as otherwise permitted by SECTION 9.10 or SECTION 9.11). Except for Permitted Liens, no Lien exists on any property of any Company, and the execution, delivery, performance or observance of the Loan Documents will not require or result in the creation of any Lien (other than Lender Liens) on any Company's property.

         7.12 Location. Each Company's chief executive office is located at the address on SCHEDULE 7.12.

         7.13 Government Regulations. No Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         7.14 Transactions with Affiliates. Except as disclosed on SCHEDULE
7.14. no Company is a party to a material transaction with any of its Affiliates (excluding other Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this SECTION 7.14, a transaction is "material" if it requires any Company to pay more than $5,000,000 during the term of the governing agreement.

         7.15 Debt. No Company is an obligor on any Debt, other than Permitted Debt.

         7.16 Material Agreements. All Material Agreements of the Companies are in full force and effect, and no default or potential default exists on the part of any Company thereunder that is a Material Adverse Event.

         7.17 Insurance. Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         7.18 Labor Matters. No actual or, to the Companies' knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that are a Material Adverse Event exist. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with labor matters, other than any violations, individually or collectively, that are not a Material Adverse Event. All payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any nonpayments that are not, individually or collectively, a Material Adverse Event.

         7.19 Solvency. On each Loan Date, each Company is, and after giving effect to the requested Loan will be, Solvent.

         7.20 Trade Names. No Company has used or transacted business under any other corporate or trade name in the five-year period preceding the initial Loan Date, except as disclosed on SCHEDULE 7.20.

         7.21 Intellectual Property. Each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this Agreement. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to any Company, would not, individually or collectively, constitute a Material Adverse Event. To the knowledge of any Company, no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists.

         7.22 Full Disclosure. Each material fact or condition relating to the Loan Documents or the financial condition, business or property of any Company has been disclosed in writing to Agent. All information previously furnished, furnished on the date of this Agreement, and furnished in the future, by any Company to Agent in connection with the Loan Documents (a) was, is, and will be, true and accurate in all material respects or, in the case of projections, was based on reasonable estimates on the date the information is stated or certified, and (b) (i) in the case of projections, was not based on unreasonable estimates as of the date the information is stated or certified, or (ii) in the case of all other information, did not, does not, and will not, fail to state any fact the omission of which would otherwise make any such information materially misleading.

         7.23 Acquisition. Prior to, or simultaneously with, the funding of the initial Loan (a) the Acquisition has been consummated in accordance with the Purchase Agreement and all applicable Laws for a total cost (excluding fees and expenses, but including assumed indebtedness for borrowed money) of not more than $570,000,000 plus up to 700,000 shares of Borrower's common stock, (b) all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Tribunals required to consummate the Acquisition have been obtained, given, filed, taken or waived and are in full force and effect,
(c) all applicable waiting periods with respect thereto have expired without any action being taken by any Tribunal to restrain, prevent or impose material adverse conditions upon the Acquisition, and (d) no judgment, order or injunction exists which prohibits or imposes any material adverse condition upon the Acquisition or the performance of any Company of its obligations in connection therewith. No Company or any Affiliate of any Company is entering into the Acquisition with the intent to hinder, delay or defraud any creditor of any Company.

SECTION 8 AFFIRMATIVE COVENANTS. So long as Lenders are committed to fund any Loans and Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation is paid in full, Borrower covenants and agrees as follows:

         8.1 Items to be Furnished. Borrower shall cause the following to be furnished to Agent:

             (a) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, that last day, accompanied by:

                 (i) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies,

                 (ii) any management letter prepared by the accounting firm delivered in connection with its audit, and

                 (iii) a Compliance Certificate with respect to the Financial
             Statements.

             (b) Promptly after preparation, and no later than 45 days after the last day of each fiscal quarter of Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Companies for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter, accompanied by a Compliance Certificate with respect to the Financial Statements.

             (c) Promptly after receipt, a copy of each interim or special audit report and management letter issued by independent accountants with respect to any Company or its financial records.

             (d) Notice, promptly (and, in any event, within five Business Days) after Borrower knows or has reason to know, of (i) the existence and status of any Litigation that, if determined adversely to any Company, would be a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in any Loan Document, (iii) the receipt by any Company of notice of any violation or alleged violation of ERISA or any Environmental Law or of any condition which, under any applicable Environmental Law, could give rise to liability or impair the saleable value of any real property now or previously owned, leased or used by any Company, or (iv) a Default, Potential Default or Material Adverse Event, in each case specifying the nature thereof and what action the Companies have taken, are taking, or propose to take.

             (e) Promptly (and, in any event, within 10 days) after filing or sending, copies of all material reports or filings filed by or on behalf of any Company with any Tribunal (including, without limitation, copies of each Form 10-K, Form 10-Q and Form S-8 filed by or on behalf of any Company with the Securities and Exchange Commission) or sent to its stockholders.

             (f) Promptly after preparation, and no later than 30 days after the last day of each fiscal quarter of Borrower, copies of all Phase I Environmental Site Assessment Reports obtained by the Companies in connection with acquisitions of interests in real property (or acquisitions of Persons owning interests in real property) closed during such fiscal quarter.

             (g) Promptly upon reasonable request by Agent or Determining Lenders (through Agent), information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets and liabilities of the Companies and opinions, certifications and documents in addition to those mentioned in this Agreement.

         8.2 Use of Proceeds. Borrower shall use the proceeds of Loans only for the purposes represented in this Agreement.

         8.3 Books and Records. The Companies will maintain books, records and accounts necessary to prepare financial statements in accordance with GAAP.

         8.4 Inspections. Upon three Business Days notice, each Company will allow Agent or any Lender (or their Representatives) to inspect any of its properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions and finances with such Company's other creditors, directors, officers, employees or representatives from time to time, during reasonable business hours.

         8.5 Taxes. The Companies will promptly pay when due any and all Taxes, other than (a) Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed, and (b) state and local Taxes (except income Taxes) which are immaterial in amount and in respect of which levy and execution of any Lien have been and continue to be stayed. No Company shall use any proceeds of Loans hereunder to pay the wages of employees unless a timely payment to or deposit with the U.S. of all amounts of tax required to be deducted or withheld with respect to such wages is also made.

         8.6 Payment of Obligations. Each Company will promptly pay (or renew and extend) all of its material obligations as they become due (unless the obligations are being contested in good faith by appropriate proceedings).

         8.7 Expenses; Indemnification.

             (a) Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, due diligence, execution, delivery, administration, syndication, modification, and amendment of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Agent (including the cost of internal counsel) with respect thereto and with respect to advising Agent as to its rights and responsibilities under the Loan Documents. Borrower further agrees to pay on demand all costs and expenses of Agent and Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

             (b) BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS AGENT AND
         EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 8.7(B) APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY

         INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED; SUBJECT, HOWEVER, TO THE LIMITATION AS TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT CONTAINED IN THE PRECEDING SENTENCE. BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS. SO LONG AS NO DEFAULT EXISTS, NO CLAIM FOR WHICH INDEMNITY IS CLAIMED HEREUNDER SHALL BE COMPROMISED OR SETTLED BY AN INDEMNIFIED PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF BORROWER. NOTHING CONTAINED HEREIN SHALL PREVENT BORROWER FROM BRINGING A SEPARATE ACTION AGAINST ANY PARTY HERETO FOR BREACH OF ANY CONTRACTUAL OBLIGATION CONTAINED IN THE LOAN DOCUMENTS, NOR SHALL THE PROVISIONS OF THIS SECTION 8.7(B) BE APPLICABLE WITH RESPECT TO ANY ACTION BETWEEN BORROWER AND ANY OTHER PARTY FOR BREACH OF CONTRACTUAL OBLIGATION CONTAINED IN THE LOAN DOCUMENTS IN WHICH BORROWER IS THE PREVAILING PARTY.

             (c) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 8.7 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

             (d) Amounts payable under this SECTION 8.7 shall be a part of the Obligation and, if not paid upon demand, shall bear interest at the Default Rate until paid.

         8.8 Maintenance of Existence, Assets, and Business. Except as otherwise permitted by SECTION 9.11, each Company will (a) maintain its corporate existence and good standing in its state of incorporation and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material Adverse Event; (b) maintain all licenses, permits and franchises necessary for its business where failure to do so is a Material Adverse Event; (c) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements. No Company will relocate its chief executive office unless prior thereto it gives Agent 30 days prior written notice of such proposed location (such notice to include, without limitation, the name of the county or parish and state of such location).

         8.9 Insurance. The Companies will maintain with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which they operate) insurance concerning their properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         8.10 Preservation and Protection of Rights. The Companies will perform the acts and duly authorize, execute, acknowledge, deliver, file and record any Security Documents, financing statements, stock powers and other writings as Agent or Determining Lenders may reasonably deem necessary or appropriate to perfect and maintain the Lender Liens and preserve and protect the Rights of Agent and Lenders under any Loan Document, and will pay all costs of any related filings or recordations and any Lien searches.

         8.11 Environmental Laws. The Companies will (a) conduct their business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to comply or take action would not be a Material Adverse Event, and (b) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each Company arising under applicable Environmental Laws or as the result of environmentally related injuries to Persons or property. Borrower shall deliver reasonable evidence of compliance with the foregoing covenant to Agent within 30 days after any request from Determining Lenders.

         8.12 Subsidiaries. The Companies will pledge to Agent for the benefit of Lenders all stock or partnership interests of each Person that becomes a domestic direct or indirect Subsidiary of Borrower after the date of this Agreement (whether as a result of acquisition, creation or otherwise) and shall cause each such new Subsidiary to execute and deliver a Guaranty, an Officer's Certificate (concerning articles of incorporation, bylaws, resolutions and incumbency) and an opinion of counsel (addressing points 4(a), (b), (c), (d) and
(e) of EXHIBIT L with respect to such Subsidiary), in each case within 10 Business Days after becoming a Subsidiary of Borrower.

SECTION 9 NEGATIVE COVENANTS. So long as Lenders are committed to fund Loans and Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation is paid in full, Borrower covenants and agrees as follows:

         9.1 Taxes. No Company may use any portion of the proceeds of any Loan to pay the wages of employees, unless a timely payment to or deposit with the U.S. of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

         9.2 Payment of Obligations. No Company may voluntarily prepay principal of, or interest on, any Debt, other than the Obligation, if a Default or Potential Default exists.

         9.3 Employee Plans. Except where a Material Adverse Event would not result, no Company may permit any of the events or circumstances described in
SECTION 7.10 to exist or occur.

         9.4 Debt. No Company may create, incur or suffer to exist any Funded Debt, other than Permitted Debt.

         9.5 Liens. No Company may (a) create, incur or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, other than Permitted Liens, or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than the Loan Documents, leases that place a Lien prohibition on only the leased property and transactions which result in purchase money debt.

         9.6 Transactions with Affiliates. Except as disclosed on SCHEDULE 7.14 (if the disclosures are approved by Determining Lenders), no Company may enter into any material transaction with any of its Affiliates (excluding other Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this SECTION 9.6, a transaction is "material" if it requires any Company to pay more than $5,000,000 during the term of the agreement governing such transaction.

         9.7 Compliance with Laws and Documents. No Company may (a) violate the provisions of any Laws applicable to it or of any Material Agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event (unless such Company disagrees that a violation has occurred, is contesting the allegation of a violation in good faith by lawful proceedings diligently conducted, has made any reserve or other provision against such alleged violation required by GAAP, and has stayed any levy or execution of Lien relating to such alleged violation), (b) violate the provisions of its charter or bylaws, or (c) repeal, replace or amend any provision of its charter or bylaws if that action would be a Material Adverse Event.

         9.8 Loans, Advances and Investments. Except as permitted by SECTION 9.9 or SECTION 9.11, no Company may make any loan, advance, extension of credit or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than (a) expense accounts for and other advances to its directors, officers and employees in the ordinary course of business; (b) marketable obligations issued or unconditionally guaranteed by the U.S. Government or issued by any of its agencies and backed by the full faith and credit of the U. S., in each case maturing within one year from the date of acquisition (and investments in mutual funds investing primarily in those obligations); (c) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition); (d) commercial paper and similar obligations rated "P-1" by Moody's Investors Service, Inc., or "A-1" by Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.); (e) inter-Company loans and advances; (f) readily marketable tax-free municipal bonds of a domestic issuer rated "Aaa" by Moody's Investors Service, Inc., or "AAA" by Standard & Poors Ratings Group (a division of McGraw Hill, Inc.), and maturing within one year from the date of issuance (and investments in mutual funds investing primarily in those bonds); (g) demand deposit accounts maintained in the ordinary course of business; (h) other investments existing on the initial Loan Date and described on SCHEDULE 9.8 (and, with respect to Amatek and its Subsidiaries, existing on the date of Acquisition); (i) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business; and
(j) as long as no Default or Potential Default exists, other loans, advances, and investments aggregating no more than 5% of the Companies' Net Worth at any time.

         9.9 Dividends and Distributions. No Company may declare, make or pay any Distribution, other than Distributions declared, made or paid by (a) Borrower wholly in the form of its capital stock and (b) any other Company to Borrower. No Company shall enter into any arrangement or agreement (other than this Agreement) that prohibits it from paying dividends or other distributions to its shareholders.

         9.10 Sale of Assets. No Company may sell, assign, lease, transfer or otherwise dispose of any of its assets, other than (a) sales of inventory in the ordinary course of business, (b) the sale, discount or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales, leases or other dispositions of immaterial assets for consideration not less than fair market value, (d) sales, leases or other dispositions of assets that are obsolete or have negligible fair market value, (e) sales of equipment for a fair and adequate consideration (but the seller must promptly replace the sold equipment), (f) sales for which the cash proceeds thereof (after selling expenses and taxes related thereto to the extent paid and any reserves for retained liabilities until such liabilities are extinguished) are applied in prepayment of the Principal Debt in accordance with
SECTION 3.2(c), and (g) other sales of assets which do not exceed $500,000 in the aggregate annually.

         9.11 Mergers and Dissolutions. No Company may acquire all or any substantial portion of stock issued by, interest in, or assets of any other Person (the "ACQUIREE"), unless (a) immediately after the acquisition no Default or Potential Default exists and a Responsible Officer represents to Agent and Lenders in writing that the acquisition will not reasonably be expected to cause any Default or Potential Default then or within the one-year period thereafter, (b) the Acquiree has consented to the acquisition, and (c) the Acquiree is in the same or similar business as the Companies (or a reasonably related business). Borrower may not, and may not permit any Subsidiary to, merge or consolidate with any other Person, unless immediately thereafter no Default or Potential Default exists and (i) Borrower, if a party thereto, is the surviving corporation or (ii) if Borrower is not a party thereto, the surviving corporation has either previously executed a Guaranty or assumes, in writing, the non-surviving corporation's obligations created by any Guaranty executed by the non-surviving corporation. Except as a result of a transaction permitted by this SECTION 9.11, no Company will liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

         9.12 Assignment. No Company may assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents, except if any Company merges with another Company as permitted by SECTION 9.11, the assignment or transfer of the Rights, duties, and obligations of the non-surviving Company is permitted if the surviving Company assumes in writing all Rights, duties, and obligations of the non- surviving Company under the Loan Documents.

         9.13 Fiscal Year and Accounting Methods. No Company may change its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP).

         9.14 New Businesses. No Company may engage in any business except the businesses in which they are presently engaged and any other reasonably related business.

         9.15 Government Regulations. No Company may conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         9.16 Tax Sharing Agreements. The Companies shall not enter into any tax sharing arrangements which obligate them to pay more Taxes collectively than they would otherwise pay absent such arrangements.

SECTION 10 FINANCIAL COVENANTS. So long as Lenders are committed to fund Loans and Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation is paid and performed in full, Borrower covenants and agrees as follows:

         10.1 Minimum Net Worth. Borrower shall not permit Net Worth, as of the last day of any fiscal quarter of Borrower, commencing with October 31, 1998, to be less than the sum of (a) $150,000,000, plus (b) an amount equal to the greater of zero (0) and 75% of the consolidated net earnings after taxes of the Companies determined in accordance with GAAP for the period (taken as a single accounting period) from and including August 1, 1998, to and including such day, plus (c) an amount equal to 100% of any cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by the Companies from the issuance and sale of equity securities for the period (taken as a single accounting period) from and including August 1, 1998, to and including such day.

         10.2 Maximum Leverage Ratio. Borrower shall not permit the ratio, as of the last day of each fiscal quarter of Borrower listed below, of Funded Debt as of such date to EBITDA for the four fiscal quarters ended on such date to exceed the ratio set forth below opposite such day:

October 31, 1998                    4.50 to 1.00
January 31, 1999                    4.50 to 1.00
April 30, 1999                      4.50 to 1.00
July 31, 1999                       4.50 to 1.00

October 31, 1999                    4.25 to 1.00
January 31, 2000                    4.25 to 1.00
April 30, 2000                      4.25 to 1.00
July 31, 2000                       4.25 to 1.00

October 31, 2000                    4.00 to 1.00
January 31, 2001                    4.00 to 1.00
April 30, 2001                      4.00 to 1.00
July 31, 2001                       4.00 to 1.00

Thereafter                          3.50 to 1.00


         10.3 Maximum Senior Debt Ratio. Effective upon the incurrence by any Company of Funded Debt in the amount of $100,000,000 or more which is contractually subordinated or junior in right of payment to the Obligation, Borrower shall not permit the ratio, as of the last day of each fiscal quarter of Borrower listed below, of Senior Debt as of such date to EBITDA for the four fiscal quarters ended on such date to exceed the ratio set forth below opposite such day:


October 31, 1998                    4.50 to 1.00

January 31, 1999                    3.25 to 1.00
April 30, 1999                      3.25 to 1.00
July 31, 1999                       3.25 to 1.00
October 31, 1999                    3.25 to 1.00

January 31, 2000                    3.00 to 1.00
April 30, 2000                      3.00 to 1.00
July 31, 2000                       3.00 to 1.00
October 31, 2000                    3.00 to 1.00

January 31, 2001                    2.75 to 1.00
April 30, 2001                      2.75 to 1.00
July 31, 2001                       2.75 to 1.00
October 31, 2001                    2.75 to 1.00

Thereafter                          2.50 to 1.00

         10.4 Minimum Fixed Charge Coverage Ratio. Borrower shall not permit the ratio, as of the last day of any fiscal quarter of Borrower, of (a) the sum of EBITDA, minus cash taxes paid with respect to income, in each case for the four fiscal quarters ended on such date to (b) the sum of interest expenses plus current maturities of the Companies' long-term Funded Debt, plus cash dividends paid by Borrower, plus repurchases by any Company of its own capital stock or other equity securities (whether or not permitted under Section 9.9), in each case during the four fiscal quarters ended on such date to be less than the ratio set forth opposite such day:


October 31, 1998                    1.25 to 1.00
January 31, 1999                    1.25 to 1.00
April 30, 1999                      1.25 to 1.00
July 31, 1999                       1.25 to 1.00

October 31, 1999                    1.30 to 1.00
January 31, 2000                    1.30 to 1.00
April 30, 2000                      1.30 to 1.00
July 31, 2000                       1.30 to 1.00

Thereafter                          1.35 to 1.00

SECTION 11 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

         11.1 Payment of Obligation.

              (a) The failure of any Company to make any principal payment on any Note or to pay or reimburse Agent with respect to any draft or draw request under any LC after it becomes due and payable under the Loan Documents; or

              (b) The failure of any Company to pay any other portion of the Obligation within three Business Days after it becomes due and payable under the Loan Documents.

         11.2 Covenants. The failure of Borrower (and, if applicable, any other Company) to punctually and properly perform, observe and comply with:

              (a) Any covenant or agreement contained in SECTIONS 2.3(h), 8.1,
         8.4 or 9; or

              (b) Any other covenant or agreement contained in any Loan
         Document (other than the covenants to pay the Obligation and the covenants in clause (a) above), unless, if such breach is curable, such breach is cured within 30 days after Borrower knows of such failure.

         11.3 Debtor Relief. Any Company (a) is not Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or any

Lender granted in the Loan Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

         11.4 Judgments and Attachments. Any Company fails, within 60 days after entry, to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration or similar proceeding against any Company's assets having a value (individually or collectively) of $1,000,000, which is neither
(a) stayed on appeal nor (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.

         11.5 Government Action. (a) A final non-appealable order is issued by any Tribunal (including, but not limited to, the U.S. Justice Department) seeking to cause any Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation or similar Laws, or (b) any Tribunal condemns, seizes or otherwise appropriates, or takes custody or control of all or any substantial portion of the assets of any Company.

         11.6 Misrepresentation. Any material representation or warranty made by any Company contained in any Loan Document at any time proves to have been materially incorrect when made.

         11.7 Ownership of Other Companies. Borrower fails to own, beneficially and of record, with power to vote, 100% of the issued and outstanding shares of capital stock of any other Company that has executed a Loan Document (except as a result of a transaction permitted by this Agreement), or NCI Operating Corp. and NCI Holding Corp. fail to own the partnership interests described in
SCHEDULE 7.3.

         11.8 Default Under Other Agreements. (a) Any Company fails to pay when due (after lapse of any applicable grace period) any Debt in excess (individually or collectively) of $1,000,000; (b) any default exists (and is not waived or cured) under any agreement to which a Company is a party, the effect of which is to cause, or to permit any Person (other than a Company) to cause, an amount in excess (individually or collectively) of $1,000,000 to become due and payable by any Company before its stated maturity; or (c) any Debt in excess (individually or collectively) of $1,000,000 is declared to be due and payable (unless such declaration is rescinded) or required to be prepaid by any Company before its stated maturity.

         11.9 LCs. Agent is served with, or becomes subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (a) a drawing has occurred under the LC and Borrower has refused to reimburse Agent for payment or (b) the expiration date of the LC has occurred but the right of any beneficiary thereunder to draw under the LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding and Borrower has failed to deposit with Agent cash collateral in an amount equal to Agent's maximum exposure under the LC.

         11.10 Validity and Enforceability of Loan Documents. Except in accordance with its terms or as otherwise expressly permitted by this Agreement, any Loan Document at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Tribunal to be null and void or its validity or enforceability is contested by any Company party thereto or any Company denies that it has any further liability or obligations under any Loan Document to which it is a party.

         11.11 Change of Control. The acquisition by any Person, or two or more Persons acting in concert (other than any Person or Persons who own, prior to that acquisition, 20% or more of the outstanding shares of Borrower's voting stock), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of Borrower's voting stock.

SECTION 12    RIGHTS AND REMEDIES.

         12.1 Remedies Upon Default.

              (a) If a Default (i) occurs under SECTION 11.3(c) or (ii) occurs and is continuing under SECTION 11.3(a), (b) or (d), the commitment to extend credit under this Agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever, and Borrower must provide cash collateral in an amount equal to the then-existing LC Exposure.

              (b) If a Default occurs and is continuing, Agent may (with the consent of, and must, upon the request of, Determining Lenders), do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 12.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this Agreement; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender is entitled to, exercise) the Rights of offset or banker's Lien against the interest of any Company in and to every account and other property of any Company that are in the possession of Agent or any Lender to the extent of the full amount of the Obligation (and to the extent permitted by Law, each Company is deemed directly obligated to each Lender in the full amount of the Obligation for this purpose); (v) demand Borrower to provide cash collateral in an amount equal to the LC Exposure then existing; and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of Texas, or any other applicable jurisdiction.

              (c) If Agent refuses to take any action under SECTION 12.1(b) at the request of Determining Lenders, then Determining Lenders may take that action.

         12.2 Company Waivers. To the extent permitted by Law, each Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

         12.3 Performance by Agent. If any covenant, duty or agreement of any Company is not performed in accordance with the terms of the Loan Documents, Agent may, while a Default exists, at its option (but subject to the approval of Determining Lenders), perform or attempt to perform that covenant, duty or agreement on behalf of that Company (and any amount expended by Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Agent's expenditure until paid). However, neither Agent nor any Lender assumes or shall have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty or agreement of any Company.

         12.4 Not in Control. None of the covenants or other provisions contained in any Loan Document shall, or shall be deemed to, give Agent or Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company; the power of Agent and Lenders is limited to the Right to exercise the remedies provided in this SECTION 12.

         12.5 Course of Dealing. The acceptance by Agent or Lenders of any partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Agent, Determining Lenders or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Agent, Determining Lenders or Lenders in exercising any Right under the Loan Documents will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

         12.6 Cumulative Rights. All Rights available to Agent, Determining Lenders, and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Agent, Determining Lenders, and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Agent, Determining Lenders, or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         12.7 Application of Proceeds. Any and all proceeds ever received by Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to SECTION 3.11.

         12.8 Diminution in Value of Collateral. Neither Agent nor any Lender has any liability or responsibility whatsoever for any diminution in or loss of value of any collateral now or hereafter securing payment or performance of all or any part of the Obligation (other than diminution in or loss of value caused by its gross negligence or willful misconduct).

         12.9 Certain Proceedings. Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers Agent or Determining Lenders reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because Borrower agrees that Agent's and Determining Lenders' remedies at Law for failure of Borrower to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

SECTION 13    AGREEMENT AMONG LENDERS.

         13.1 Appointment, Powers, and Immunities of Agent. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent under the Loan Documents with such powers and discretion as are specifically delegated to Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in SECTION 13.5 and the first sentence of SECTION 13.6 shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Company or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Company or the satisfaction of any condition or to inspect the property (including the books and records) of any Company; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         13.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Company), independent accountants, and other experts selected by Agent. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Agent receives and accepts an Assignment and Acceptance executed in accordance with SECTION 14.12. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Determining Lenders, and such instructions shall be binding on all Lenders; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         13.3 Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Potential Default unless Agent has received written notice from a Lender or Borrower specifying such Default or Potential Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default or Potential Default, Agent shall give prompt notice thereof to Lenders. Agent shall (subject to SECTION 13.2) take such action with respect to such Default or Potential Default as shall reasonably be directed by Determining Lenders, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Potential Default as it shall deem advisable in the best interest of Lenders.

         13.4 Rights as Lender. With respect to its Commitments and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Company as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Company for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         13.5 Indemnification. LENDERS AGREE TO INDEMNIFY AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 14.12, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SUCH SECTION) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS'
FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT (INCLUDING BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY AGENT UNDER ANY LOAN DOCUMENT (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF AGENT); PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR EXPENSES PAYABLE BY BORROWER UNDER SECTION 8.7, TO THE EXTENT THAT AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY BORROWER. THE AGREEMENTS CONTAINED IN THIS
SECTION 13.5 SHALL SURVIVE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

         13.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Companies and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Company that may come into the possession of Agent or any of its Affiliates.

         13.7 Resignation of Agent. Agent may resign at any time by giving notice thereof to Lenders and Borrower. Upon any such resignation, Determining Lenders shall have the right to appoint a successor Agent with the consent of Borrower (which consent shall not unreasonably be withheld). If no successor Agent shall have been so appointed by Determining Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the U.S. having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         13.8 Relationship of Lenders. The Loan Documents, and the documents delivered in connection therewith, do not create a partnership or joint venture among Agent and Lenders or among Lenders.

         13.9 Collateral Matters.

              (a) Each Lender authorizes and directs Agent to enter into the Security Documents for the ratable benefit of Lenders. Each Lender agrees that any action taken by Agent concerning any Collateral with the consent of, or at the request of, Determining Lenders in accordance with the provisions of this Agreement, the Security Documents or the other Loan Documents, and the exercise by Agent (with the consent of, or at the request of, Determining Lenders) of powers concerning the Collateral set forth in any Loan Document, together with other reasonably incidental powers, shall be authorized and binding upon all Lenders.

              (b) Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Security Documents that may be necessary to perfect and maintain perfected the Lender Liens upon the Collateral granted by the Security Documents.

              (c) Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent for the benefit of Lenders under the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority.

              (d) Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Security Documents as it normally and customarily exercises in respect of similar collateral and security documents.

              (e) Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lender Lien upon any Collateral (i) upon full payment of the Obligation; (ii) constituting property being sold or disposed of as permitted under SECTION 9.10, if Agent determines that the property being sold or disposed is being sold or disposed in accordance with the requirements and limitations of SECTION 9.10 and Agent concurrently receives all mandatory prepayments with respect thereto, if any, in accordance with SECTION 9.10; or (iii) if approved, authorized or ratified in writing by Determining Lenders, subject to
         SECTION 14.10(a)(v). Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral under this SECTION 13.9(e).

         13.10 Benefits of Agreement. None of the provisions of this SECTION 13 inure to the benefit of any Company or any other Person other than Agent and Lenders; consequently, no Company or any other Person is entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Agent or any Lender to comply with these provisions.

SECTION 14    MISCELLANEOUS.

         14.1 Headings. The headings, captions and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents, nor affect the meaning thereof.

         14.2 Nonbusiness Days; Time. Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a Eurodollar Loan, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day. Unless otherwise indicated, all time references (e.g., 10:00 a.m.) are to Dallas, Texas time.

         14.3 Communications. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, demand or other communication from one party to another, communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answerback is received, (b) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified mail, return receipt requested, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for Agent, Borrower and each Guarantor is set forth on SCHEDULE 1.

         14.4 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to Agent and its counsel.

         14.5 Exceptions to Covenants. Borrower may not and may not permit any Company to take or fail to take any action that is permitted as an exception to any of the covenants contained in this Agreement if that action or omission would result in the breach of any other covenant contained in this Agreement.

         14.6 Survival. All covenants, agreements, undertakings, representations and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise indicated, are not affected by any investigation made by any party.

         14.7 Governing Law. Except as expressly provided in a Loan Document, the Laws (other than conflict-of-laws provisions) of the State of Texas and of the U.S. govern the Rights and duties of the parties to the Loan Documents and the validity, construction, enforcement and interpretation of the Loan Documents.

         14.8 Invalid Provisions. Any provision in any Loan Document held to be illegal, invalid or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agent, Lenders, and each Company party to the affected Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable. However, if the provision held to be illegal, invalid or unenforceable is a material part of this Agreement, such invalid, illegal or unenforceable provision shall be, to the extent permitted by Law, replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such illegal, invalid or unenforceable clause or provision as the context thereof would reasonably allow, so that such clause or provision would thereafter be legal, valid and enforceable.

         14.9 Venue; Service of Process; Jury Trial. EACH PARTY TO ANY LOAN DOCUMENT, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER,

FOR EACH OTHER COMPANY), (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS OR HARRIS COUNTY, TEXAS, OR IN THE U.S. DISTRICT COURT FOR THE NORTHERN OR SOUTHERN DISTRICT OF TEXAS, DALLAS OR HOUSTON DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (d) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, (e) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (f) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each other Company) acknowledges that these waivers are a material inducement to Agent's and each Lender's agreement to enter into a business relationship, that Agent and each Lender has already relied on these waivers in entering into this Agreement, and that Agent and each Lender will continue to rely on each of these waivers in related future dealings. Borrower (for itself and on behalf of each other Company) further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 14.9 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, OR REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         14.10  Amendments, Consents, Conflicts and Waivers.

               (a) Any provision of any Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Determining Lenders (and, if SECTION 13 or the rights or duties of Agent are affected thereby, by Agent); provided that no such amendment or waiver shall, unless signed by all Lenders,
         (i) increase the Commitments, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder,
         (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Commitment,
         (iv) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for Lenders or any of them to take any action under this
         SECTION 14.10 or any other provision of this Agreement or (v) release any Guarantor or all or substantially all of the Collateral.

               (b) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this Agreement.

               (c) No course of dealing or any failure or delay by Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Agent or any Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by Agent and Lenders (or Determining Lenders, if permitted under this Agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         14.11 Multiple Counterparts. Any Loan Document may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of thereof, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart of this Agreement so long as identical counterparts are executed by Borrower, each Lender, and Agent. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Agent by each Lender, Agent and Borrower, or, in the case only of Lenders, when Agent has received telecopied, telexed or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of this Agreement.

         14.12 Successors and Assigns; Assignments and Participations.

               (a) Each Loan Document binds and inures to the benefit of the parties thereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by this SECTION 14.12.

               (b) Each Lender may assign to one or more financial institutions approved by Borrower and Agent (which approval shall not be unreasonably withheld) (each a "PURCHASER") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitments); provided, however, that

                   (i) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

                   (ii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes; and

                   (iii) the parties to such assignment shall execute and
               deliver to Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT I, together with any Note subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this SECTION 14.12(b), the assignor, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the U.S. or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 3.20.

               (c) Agent shall maintain at its address referred to in SECTION
         14.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of
         EXHIBIT I, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

               (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitments or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participant shall be entitled to the benefit of the yield protection provisions contained in SECTIONS 3.15 through 3.20 (however, no Participant is entitled to receive any greater payment than the transferor Lender would have been entitled to receive) and the right of set-off contained in SECTION 3.12, and (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitments).

               (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to Purchasers and Participants (including prospective Purchasers and Participants).

         14.13 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Company's obligations under the Loan Documents remain in full force and effect until the Total Commitment is terminated and the Obligation is paid in full (except for provisions under the Loan Documents which by their terms expressly survive payment of the Obligation and termination of the Loan Documents). If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower or any other obligor on the Obligation under any Loan Document is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the obligations of each Company under the Loan Documents with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

         14.14 ENTIRETY. THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS (EACH AS AMENDED IN WRITING FROM TIME TO TIME) EXECUTED BY ANY COMPANY, ANY LENDER OR AGENT REPRESENT THE FINAL AGREEMENT AMONG THE COMPANIES, LENDERS AND AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         EXECUTED as of the day and year first mentioned.


                                NCI BUILDING SYSTEMS, INC.
                                as Borrower


                                By: /s/ Robert J. Medlock
                                    --------------------------------------
                                    Robert J. Medlock
                                    Vice President and Chief Financial Officer

                                NATIONSBANK OF TEXAS, N.A.,
                                as Administrative Agent and a Lender


                                By: /s/ Richard L. Nichols, Jr.
                                    ----------------------------------------
                                    Richard L. Nichols, Jr.
                                    Vice President

                                NATIONSBANC MONTGOMERY SECURITIES
                                LLC, as Arranger and Syndication Agent


                                By: /s/ Gary L. Kahn
                                    -----------------------------------------
                                    Gary L. Kahn
                                    Managing Director

                       SWISS BANK CORPORATION,
                       STAMFORD BRANCH
                       as Documentation Agent and a Lender


                       By: /s/ Dorothy McKinley
                           -----------------------------------------
                           Name: Dorothy McKinley
                           Title: Associate Director Loan Portfolio Support, US




                       By: /s/ Rett Jenal
                           -----------------------------------------
                           Name: Rett Jenal
                           Title: Director, Banking Finance